FINGERMOTION SIGNS AGREEMENT TO ACQUIRE TELFORGE, INC.

SINGAPORE / Newsfile Corp. / March 18, 2026 – FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company, is pleased to announce that it has entered into a share exchange agreement (the “Share Exchange Agreement”) with Telforge, Inc. (“Telforge”), a Nevada corporation, and the shareholders of Telforge (the “Shareholders”). Telforge is a voice and messaging telecom service provider offering cloud-based voice, messaging, and unified communications solutions.

Pursuant to the Share Exchange Agreement, the Shareholders have agreed to exchange all of their outstanding shares of Telforge in exchange for up to 7,333,333 shares of FingerMotion, subject to the terms and conditions of the Share Exchange Agreement. Subject to the closing conditions being satisfied or waived by the respective parties, at closing the Company shall issue the Shareholders on a pro rata basis and aggregate of 7,333,333 shares of common stock, of which 2,333,333 shares of common stock (the “Closing Shares”) will be released to the Shareholders, and 5,000,000 shares of common stock (the “Milestone Shares”) will be placed in escrow pursuant to an escrow agreement in form and substance to be agreed upon by the Company and Telforge, and shall not be released from escrow until they are earned as a result of the achievement of certain Cumulative Revenue and Secured Contract Value (each as defined in the Share Exchange Agreement) over two earnout periods with the first being three months following closing and the second being six months following closing. If the Cumulative Revenue plus Secured Contract Value for the first earnout period is equal to or greater than $2,500,000, the Shareholders shall have earned 2,000,000 Milestone Shares. If the Cumulative Revenue plus Secured Contract Value for the second earnout period is equal to or greater than $5,000,000, the Shareholders will have earned 3,000,000 Milestone Shares. Any Milestone Shares that are not earned on or before the expiration of the applicable earnout period shall be automatically forfeited and cancelled.

Upon closing the Closing Shares and Milestone Shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and will be issued as “restricted securities” as such term is defined under Rule 144(a)(3) under the Securities Act. Pursuant to the Share Exchange Agreement, the Company has agreed to provide registration rights for the Closing Shares and Milestone Shares as set forth therein.

This acquisition aligns with the Company's strategic roadmap, which focuses on geographical expansion, selective acquisitions in telecommunications and infrastructure technologies, as well as the development of analytics, mobility, enterprise digitalization, and smart infrastructure solutions.

“The acquisition of Telforge would provide FingerMotion with the ability to manage and run tens of millions of minutes monthly - telecommunications, voice, SMS and data messages and calls - via its proprietary switching platform. Upon closing this acquisition we expect to be able to scale and significantly grow annualized revenues without having to add hardware and capital costs. This would also supplement our existing business by giving us a U.S. based operating model,” said Martin Shen, CEO.

Telforge’s cloud-based voice, messaging, and unified communications solutions would expand the Company’s overall service portfolio and enhance its ability to serve customers across broader geographic markets, while operating as a complementary business within the Company’s structure.

Additional details regarding the transaction will be set out in the Company's Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission through EDGAR in the very near future.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:
FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

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Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy our securities.